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[COOPERS & LYBRAND LETTERHEAD]


                                                                    EXHIBIT (23)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statement of Thorn Apple Valley, Inc. and Subsidiaries on Form S-8 of our report dated July 24, 1997, on our audits of the consolidated financial statements and the financial statement schedule of Thorn Apple Valley, Inc. and Subsidiaries as of May 30, 1997 and May 31, 1996, and for each of the three years in the period ended May 30, 1997, which report is included in this Annual Report on Form 10-K.

COOPERS & LYBRAND L.L.P.
Coopers & Lybrand L.L.P.

Detroit, Michigan
August 26, 1997